Exhibit 99.2

Attorneys and Counselors
1710 Sixth Avenue North
Alabama • Georgia • Mississippi • Washington, DC	P.O. Box 306 (35201-0306)
M. Stanford Blanton	Birmingham, AL 35203-2015
(205) 226-3417	(205) 251-8100
(205) 226-8798 Fax
www.balch.com

(205) 488-5879 (direct fax)
sblanton@balch.com

February 10, 2009

ATTN: Document Control Desk

U.S. Nuclear Regulatory Commission

Washington, DC 20555-0001

Re:	South Texas Project, Units 1 and 2
Facility Operating License Nos. NPF-76 and NPF-80
NRC Docket Nos. 50-498 and 50-499
License Transfer Application Submitted by Exelon Corporation

By letter of February 4, 2009, counsel for NRG Energy, Inc. (NRG) submitted a letter to the Nuclear Regulatory Commission (NRC), challenging the sufficiency of Exelon Corporation’s (Exelon) application for an indirect transfer of NRG’s subsidiary, NRG South Texas LP’s licenses to own a 44% share of the South Texas Project, Units 1 and 2 (STP). Although the NRG letter does not appear to have been submitted in accordance with NRC’s procedures for processing license transfer applications, Exelon submits this letter in response to NRG’s apparent argument that NRC should not consider the application for approval.1

Exelon’s License Transfer Application (LTA), which was submitted on January 29, 2009, accurately and completely describes the nature of the proposed transaction which would result in the indirect transfer of NRG South Texas LP’s licenses to own STP to Exelon, including that no change in the responsibility for the operation of STP or in the direct ownership of the licensee’s 44% interest in STP is proposed. To the contrary, the indirect license transfer would be the result of the acquisition by Exelon of a majority of common shares in NRG, followed by a series of one or more corporate consolidations designed to provide Exelon with control of NRG. No acquisition or exercise of control over NRG is contemplated by Exelon prior to the approval by NRC of the indirect transfer of the STP licenses.

NRG’s challenge to the sufficiency of the LTA is based primarily on NRG’s objection to Exelon’s offer to the shareholders of NRG to exchange fractional shares of Exelon common stock for shares of NRG common stock. NRG takes the position that unless NRG management approves the acquisition of NRG, Exelon’s LTA is insufficient because NRG has not consented to the indirect transfer. NRG relies on a provision of 10 C.F.R. § 50.80(b)(2), which provides

[1]

NRC has not yet published a Notice of Consideration for Approval and Opportunity for Hearing as to the application pursuant to 10 C.F.R § 2.1301, and therefore NRG’s letter cannot be characterized as a written comment pursuant to 10 C.F.R. § 2.1305. Nor does the letter qualify as a Petition to Intervene pursuant to 10 C.F.R. § 2.309. However because NRG appears to take the position that NRC should not consider the LTA, Exelon submits this response to address NRG’s claims.

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that the “Commission may require any person who submits an application for license pursuant to the provisions of this section to file a written consent from the existing licensee” to the transfer. NRG ignores the discretionary nature of the foregoing provision, effectively contending that the word “may” should be read “shall.” NRG also ignores the fact that the provision allows the Commission to impose a condition for consent at any time during the review of an application or at the effective time of a transfer of a license, and does not impose a requirement that the application must demonstrate the current owner’s consent in order to be sufficient for review.

NRG’s over-reading of the provision leads it to the extraordinary conclusion that NRC should never allow the review of any application for an indirect transfer if incumbent management opposes a tender offer to the shareholders of the ultimate parent of a licensee. NRG’s position would serve no meaningful purpose in NRC’s regulatory function and would make NRC an involuntary ally in the incumbent management’s effort to maintain control of the licensee, at the expense of the licensee’s shareholders.

Consent is Not Required for Sufficiency of the LTA

Exelon recognizes and agrees that, as a practical matter, the transaction described in the LTA cannot be consummated before a majority of NRG shareholders have consented to the acquisition of NRG by Exelon by accepting Exelon’s tender offer. Exelon does not propose to close on the acquisition of those shares until NRC has approved the LTA. These practical and regulatory conditions to the acquisition of NRG, however, do not mean that NRG’s consent is required in order for Exelon’s LTA to be sufficient for consideration, as NRG suggests.

The requirements for sufficiency of an application for a license transfer are set forth in 10 CFR § 50.80(b). Section 50.80(b)(l) provides that such an application “shall include” the information required in 10 CFR § 50.33 and § 50.34, and § 50.80(b)(2) provides that the application “shall include also a statement of the purposes for which the transfer of the license is requested, the nature of the transaction necessitating or making desirable the transfer of the license and an agreement to limit access to Restricted Data pursuant to § 50.37.” (emphasis supplied) These provisions describe the requirements for the sufficiency of an application to transfer. That the Commission “may” require written approval of the current owners to the transfer not only demonstrates that such written consent is not required for sufficiency of the application, it also indicates that the Commission, in promulgating the regulation, recognized that there may be some instances where a demonstration of consent is not necessary in order for the LTA to be approved. It is noteworthy that consent of the current licensee is not listed as a condition to the approval of the transfer in 10 CFR § 50.80(c).

Exelon’s LTA complies with the requirements of § 50.80 in every respect. The financial and other information contained in the LTA is either publicly available or based on and clearly attributed to Exelon’s estimates based on its extensive experience as the owner and operator of the largest nuclear fleet in the United States. Inasmuch as the LTA does not contemplate or propose any change in the operating responsibility, funding, or capitalization of the owner of the

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subject interest in STP, nothing of consequence would be adversely affected with respect to factors considered by the Commission in approving a transfer since the Commission approved NRG’s latest application for an indirect transfer - except that Exelon would own NRG.

Nor is the LTA premature. Exelon’s exchange offer for NRG very clearly spells out the terms and conditions through which Exelon proposes to acquire control of NRG in the absence of a negotiated transaction with NRG. The details of how Exelon would consummate the acquisition of NRG pursuant to a negotiated transaction with NRG are still undetermined, and various alternatives are summarized in the LTA. However, the details of the various options described in the LTA are not material to NRC’s licensing decision. The demonstrations in the LTA of financial qualification, technical qualification, decommissioning assurance, financial responsibility, and other criteria will not be affected by which of the several mechanisms described in the LTA is used to integrate NRG into Exelon.

Federal Policy Favors Neutrality With Respect to Tender Offers

At least since the passage of the Williams Act in 1968, federal policy has favored neutrality with respect to tender offers. Although the specific provisions of the Williams Act relate to the provision of adequate information to shareholders to inform their voting, federal courts have found that the Williams Act, and its legislative history, evidences a broad federal policy that shareholders should be given the opportunity to make decisions on tender offers and that this opportunity should not be frustrated by management. See Edgar v. MITE Corp., 457 U.S. 624, 634 (1982) (“We, therefore, agree with the Court of Appeals that Congress sought to protect the investor not only by furnishing him with the necessary information but also by withholding from management or the bidder any undue advantage that could frustrate the exercise of an informed choice”); Piper v. Chris-Craft Indus., Inc., 430 U.S. 1, 29 (1977) (“Congress was indeed committed to a policy of neutrality in contests for control. Neutrality is, rather, but one characteristic of legislation directed toward a different purpose - the protection of investors”).

In the regulatory context, the federal policy of neutrality means that agencies should process and evaluate a proposed transaction in the same fashion whether or not the management of the entity being acquired has acquiesced to the transaction. If the reviewing agency were to delay its evaluation or to apply a more onerous standard simply because the transaction has not been agreed to by management, then the attendant delay or more onerous requirements favor the existing management for reasons that are unrelated to the merits of the transaction. To the extent that this delay or burden causes the transaction to falter, then shareholders are denied the ability ever to decide whether the transaction is appropriate and should be consummated.

As a result, most federal agencies that review proposed mergers and acquisitions have taken the position that they will process the applications for approval of such transactions without regard to whether the management of both parties to the transaction have consented at the time the application is filed. Most notably, the Federal Trade Commission and Department

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of Justice, which have primary responsibility for reviewing every merger and acquisition over a certain size, including this one, have adopted review timelines on the filings made by the acquirer without regard to the extent that the entity opposing the transaction complies with the applicable filing requirements. Other federal agencies that follow similar approaches include the Federal Energy Regulatory Commission, the Federal Communications Commission, and the Federal Reserve Board.

NRC should apply the same federal policy here. NRC should process Exelon’s LTA under the same procedures and timelines, regardless of the current stance of NRG’s management. As explained above, such a course is perfectly consistent with NRC’s regulations. To do otherwise would favor NRG management and potentially defeat the transaction before NRG’s shareholders ever have the opportunity to consent or, as described below, vote for new directors.

NRG’s Policy Arguments are Unavailing

NRG’s “policy” arguments for why incumbent management’s opposition to an offer to the shareholders of a licensee should be an insurmountable obstacle to NRC’s consideration of an application for transfer are without merit. First, NRG’s concern over a hostile takeover of a domestic licensee at once relies on and ignores the Commission’s foreign ownership and control (FOCI) restrictions. If the Commission determined that a transfer of a license was not consistent with section 103(d) of the Atomic Energy Act (42 U.S.C. §2133(d)), or NRC’s regulations, it would simply deny the application on the authority of 10 CFR § 50.80(c).

NRG’s suggestion that Exelon’s proposal to NRG’s shareholders could negatively impact nuclear safety borders on specious. Exelon’s LTA makes clear that STPNOC will remain the operating licensee of STP. Neither NRG nor NRG South Texas LP have any role in the operation of STP other than to financially support STPNOC. The financial support role is not proposed to change nor could it change as a result of the transaction described in the LTA. NRG South Texas LP’s interest in STPNOC does not give it the ability to control STPNOC, change its management or take any other action that would distract STPNOC from its focus on the safe operation of STP.

NRG’s gratuitous characterization of Exelon’s proposal to have shareholders elect new directors to the NRG Board as “board packing” is false and misleading. In its capacity as a shareholder of NRG, Exelon has proposed that the NRG Board of Directors - which currently has only twelve members - will be expanded to nineteen members. Exelon will offer independent candidates for five of the seven proposed new seats. Exelon will also offer independent candidates for the four Class III directorships that are up for election as a normal part of NRG’s election cycle. If NRG’s shareholders support Exelon’s proposals, the new directors would then occupy nine of the Board’s nineteen seats.

Any NRG shareholder could make the proposal that Exelon has made or propose other candidates for election to the NRG Board. Exelon is merely exercising its right, as a shareholder

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of NRG, to propose expansion of the NRG Board and the election of new directors. The proposal to expand the number of seats on the NRG Board will require the support of a majority of the NRG shareholders. As the beneficial owner of only 1000 NRG shares, Exelon does not have the ability to exercise control over the decision to expand the NRG Board or the election of directors. The proxies that Exelon will solicit for the NRG annual meeting will be revocable proxies for voting only at the annual meeting; the proxies will designate a person to vote each shareholder’s shares and will not give that person discretion to vote contrary to the instructions given by the shareholders executing the proxies. If the candidates proposed by Exelon are elected to the NRG Board, they will have been elected by the NRG shareholders, not by Exelon. Adoption of the proposal to expand the NRG Board and to elect the proposed slate of directors would no more constitute an indirect transfer of the STP licenses to Exelon than any other NRG shareholder that votes in favor of the proposal.

The candidates proposed by Exelon qualify as independent from NRG under the director independence standards applied by the New York Stock Exchange. If elected, the candidates will be obligated to act in the best interests of NRG and its shareholders. Each of the candidates has confirmed in writing that he or she is “not an employee or an agent or otherwise a representative of Exelon; that [he or she is] independent of, and not controlled by or acting at the direction of, Exelon; and that, if elected, [he or she] will be acting as a director of NRG, on behalf of NRG and all of the stockholders of NRG and will in no way be controlled by or acting at the direction of Exelon.” Exelon has not obtained, nor did it seek, any commitments from the candidates other than their agreement to serve as directors of NRG if elected and to act in the best interests of NRG and its stockholders. The candidates, if elected, would be obligated under Delaware law to act in the best interests of NRG and its shareholders. The election of nine (of nineteen) independent, disinterested directors to the NRG Board - all of whom have pledged to use their “independent judgment” to “act in the best interests of NRG and its stockholders” - could not represent an exercise in control by Exelon over the NRG Board of Directors.

Exelon’s proposal to elect directors to the NRG Board does not implicate 10 C.F.R. §50.80. As the NRC has stated in NUREG-1577 at page 12, “the NRC has evaluated transfers involving mergers, acquisitions, formations of holding companies, and sales of portions of facilities to other parties.” Further, the NRC does “not deem as license transfers under section 50.80 those internal corporate reorganizations (i.e. that do not entail mergers, holding company formations, acquisitions, or divestitures) that do not alter the licensee’s status as an ‘electric utility,’ do not substantially affect corporate ownership or identity of the licensee, or do not otherwise materially affect the licensee’s financial qualifications.” Id. at 13.2 Exelon’s proposal to its fellow shareholders to expand the NRG Board and to propose a slate of candidates does not even rise to the level of a corporate reorganization, much less the formation of a holding

[2]

Similarly, neither the Federal Reserve nor the Federal Deposit Insurance Corporation treat proxy solicitations as requiring a notice of change of control under the Bank Control Act (12 U.S.C. § 1817(j)(l)). See 12 C.F.R. § 225.42(a)(5); 12 C.F.R. 303.83(a)(5).

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company or the acquisition of the licensee. Such a formation or acquisition would clearly require NRC approval. The purpose of the LTA is to request NRC approval before any such indirect transfer of the license takes place.

At bottom, NRG’s objections to the LTA amount to no more than an effort to resist Exelon’s offer to NRG’s shareholders by manipulating the regulatory process. NRC’s regulatory processes are intended to protect public health and safety and the common defense and security of the United States by ensuring that only qualified entities hold licenses to own and operate nuclear power plants. They are not intended to be used as a tool to restrict the opportunity of the shareholders of licensees to consider offers to acquire their shares or exercise their voting and other rights as shareholders. Exelon urges the NRC to proceed with the review and consideration of the LTA.

Yours very truly,

/s/ M. Stanford Blanton
M. Stanford Blanton
Counsel for Exelon Corporation

MSB:dc

cc:	Chairman Dale E. Klein
Commissioner Gregory B. Jaczko
Commissioner Peter B. Lyons
Commissioner Kristine L. Svinicki
R. William Borchardt, NRC Executive Director for Operations
Eric J. Leeds, Director, Office of Nuclear Reactor Regulation
Elmo E. Collins, Jr., Regional Administrator, NRC Region IV
Mohan C. Thadani, Project Manager, STP Units 1 and 2
Susan L. Uttal, Office of General Counsel
Daniel F. Stenger, Hogan & Hartson LLP
Amy C. Roma, Hogan & Hartson LLP
J. Bradley Fewell, Associate General Counsel, Exelon Nuclear
Kenneth A. Ainger, Exelon Nuclear